UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2010 (January 21, 2011)

Helix Energy Solutions Group, Inc.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	001-32936 (Commission File Number)	95-3409686 (IRS Employer Identification No.)
400 North Sam Houston Parkway East, Suite 400 Houston, Texas (Address of principal executive offices)	281-618-0400 (Registrant’s telephone number, including area code)	77060 (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective January 21, 2011, Bart H. Heijermans resigned as Executive Vice President and Chief Operating Officer of Helix Energy Solutions Group, Inc. (the “Company”).  In connection with Mr. Heijermans’ resignation, he and the Company have entered into a Separation and Release Agreement dated January 21, 2010 (the “Agreement”).  The following is a brief summary of the material terms of the Agreement:

A separation payment of $450,000 payable to Mr. Heijermans within five (5) business days following the revocation period of the Agreement.

A $600,000 payment to Mr. Heijermans in full satisfaction of his 2010 and 2011 target bonuses payable following the revocation period of the Agreement at the time other employees receive their bonuses but no later than March 15, 2011.

The lapse of forfeiture restrictions for 37,195 shares of Company restricted stock and the acceleration of vesting of such shares following the revocation period of the Agreement.  Mr. Heijermans will forfeit all other shares of unvested Company restricted stock he previously may have been granted or awarded.

Mr. Heijermans will receive $562,980 in full and final satisfaction for his 2009 Cash Opportunity Award and $187,439 in full and final satisfaction for his 2010 Cash Opportunity Award.  Payment of such amounts will be made following the expiration of the revocation period.  Mr. Heijermans will forfeit any other unvested awards he may have been granted under the 2009 Long-Term Cash Incentive Plan.

Mr. Heijermans will receive payment of medical, dental and/or vision benefits for himself and his dependents for the period of up to one year following the termination of his employment.

In exchange for certain of the consideration to be paid to Mr. Heijermans pursuant to the Agreement, he has agreed to a general release of claims.

The Agreement contains a provision in which Mr. Heijermans reaffirms certain obligations with regards to inventions, confidential information, copyright works, non-competition and non-solicitation.  Mr. Heijermans agrees to cooperate with and provide assistance to the Company with regard to any legal or regulatory proceedings involving the Company.  The parties mutually agree not to disparage one another.

My. Heijermans’ existing employment agreement with the Company is terminated (other than those provisions which survive termination).

The foregoing description of the Agreement is qualified in its entirety by reference to the full and complete terms of the Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

In addition, Mr. Heijermans and the Company also entered into a Stock and Cash Award Amendment Agreement effective January 21, 2011 which sets for the treatment of Mr. Heijermans’ cash and equity awards as described of above.  The Stock and Cash Award Amendment Agreement is attached hereto as Exhibit 10.2 and incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with Mr. Heijermans’ execution of the Agreement described above, Mr. Heijermans’ existing employment agreement was terminated January 21, 2010 (other than those provisions which survive termination).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 24, 2011, the Company announced that effective January 21, 2011, Bart H. Heijermans resigned as Executive Vice President and Chief Operating Officer of the Company.

 (e) In connection with Mr. Heijermans' resignation, he and the Company entered into a Separation and Release Agreement dated January 21, 2011, which is more particularly described above in Item 1.01, and attached hereto as Exhibit 10.1 and a Stock and Cash Award Amendment Agreement effective January 21, 2011, which is described above in Item 1.01 and attached hereto as Exhibit 10.2.

Item 7.01 Regulation FD Disclosure

On January 24, 2011, the Company issued a press release announcing the resignation of Mr. Heijermans.  A copy of the press release announcing the resignation of Mr. Heijermans is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)           Exhibits.

Number                      Description
----------                      --------------

10.1	Separation and Release Agreement between Helix Energy Solutions Group, Inc. and Bart H. Heijermans dated January 21, 2011.

10.2	Stock and Cash Award Amendment Agreement dated January 21, 2011.

99.1	Press Release of Helix Energy Solutions Group, Inc. dated January 24, 2011, announcing the departure of Bart H. Heijermans.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:           January 24, 2011

HELIX ENERGY SOLUTIONS GROUP, INC.

By:              /s/ Anthony Tripodo
                      Anthony Tripodo
Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit No.                                Description

10.1	Separation and Release Agreement between Helix Energy Solutions Group, Inc. and Bart H. Heijermans dated January 21, 2011.

10.2	Stock and Cash Award Amendment Agreement effective January 21, 2011.

99.1	Press Release of Helix Energy Solutions Group, Inc. dated January 24, 2011, announcing the departure of Bart H. Heijermans.